EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812  Fax: 203.499.3626

NEWS RELEASE

May 10, 2007	Analyst Contact: Susan Allen (203) 499-2409

UIL Holdings Corporation Declares Quarterly Dividend

UIL Holdings Corporation (NYSE: UIL), announced that its Board of Directors, declared a quarterly dividend of $0.432 per share on its Common Stock at yesterday’s Board meeting. This dividend is payable July 1, 2007 to shareowners of record at the close of business on June 5, 2007.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport. For more information on UIL Holdings, visit us at http://www.uil.com.